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                                                                   EXHIBIT 10(g)
                                  AMENDMENT TO
                         THE SCOTTS MIRACLE-GRO COMPANY
                   2003 STOCK OPTION AND INCENTIVE EQUITY PLAN
                        AWARD AGREEMENT FOR NONDIRECTORS

On October 12, 2005, Robert F. Bernstock (the "Executive") received a grant of restricted stock. This grant was evidenced by an Award Agreement issued by The Scotts Miracle-Gro Company (the "Company") and by an acknowledgement executed by the Executive.

The Executive and the Company have entered into an Employment Agreement and Covenant Not To Compete as of October 1, 2004 (hereinafter, including any successor to, or renewal of, such agreement, called the "Employment Agreement"). Pursuant to Paragraph 3(k) of the Employment Agreement, the Award Agreement of October 12, 2005 is hereby amended.

1. Section 1.00 [1][a] is hereby amended in the entirety, to read as follows:

"If your employment is terminated by the Company for "Cause" or you resign other than due to "Constructive Termination", in each case as such terms are defined in the Employment Agreement and Covenant Not To Compete between you and the Company that is effective October 1, 2004 (or in any successor to, or renewal of, such agreement) (the "Employment Agreement"), the Award may expire earlier than its Expiration Date as provided in the Plan based on those events; or"

2. Section 2.00 of the Award Agreement is hereby amended in the entirety, to read as follows:

"2.00 CANCELLATION OF AWARDS BY COMPANY. Except as otherwise specifically provided in this Award Agreement, your Award shall be noncancellable, unless you consent in writing."

3. Section 3.00 is hereby amended in the entirety, to read as follows:

"3.00 AMENDMENT/TERMINATION. We may amend or terminate the Plan at any time, but we may not cancel or terminate your Award without your written consent, except as otherwise specifically provided in this Award Agreement. Your Award shall vest, become exercisable, or mature, as applicable, in the event of your termination of employment by the Company for any reason other than for "Cause", or in the event you resign following "Constructive Termination," in each case as such terms are defined in the Employment Agreement."

4. Except as amended hereby, the Award Agreement shall remain in full force and effect.

5. This Amendment dated February 9th, 2006 shall be effective October 12, 2005.

OPTIONEE/GRANTEE                        THE SCOTTS MIRACLE-GRO COMPANY

/s/ Robert F. Bernstock
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Robert F. Bernstock                     BY /s/ Denise S. Stump
                                           ---------------------------
                                        ITS EVP, Global HR
                                            --------------------------

(date signed)  2/9/06                   (date signed)  02/07/06
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